UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2006

001-12577	47-0684333
(Commission File Number)	(IRS Employer Identification No.)

7277 World Communications Drive Omaha, Nebraska	68122
(Address of Principal Executive Offices)	(Zip Code)

SITEL Corporation
(Exact Name of Registrant as Specified in Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

Registrant’s telephone number, including area code: (402) 963-6810

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

     Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

     On October 12, 2006, SITEL Corporation, a Minnesota corporation (the “Company”), ClientLogic Corporation, a Delaware corporation (“Parent”), and Stagecoach Acquisition Corporation, a Minnesota corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), whereupon the separate existence of Merger Sub will cease, and the Company will continue as the surviving corporation. The Merger has been approved by the respective Boards of Directors of the Company, Parent and Merger Sub.

     At the effective time of the Merger, each outstanding share of common stock, $0.001 par value, of the Company will be converted into the right to receive $4.05 in cash, without interest (the “Merger Consideration”). The Merger will be a taxable transaction for U.S. federal tax purposes and therefore stockholders will not receive any portion of the Merger Consideration on a tax-free basis.

     At or immediately prior to the effective time of the Merger, each outstanding vested or unvested stock option of the Company will become vested and cancelled and converted into the right to receive, for each share that could be purchased on the exercise thereof, the excess of the Merger Consideration over the exercise price of such option. In addition, at or immediately prior to the effective time of the Merger, each outstanding unit based on Company stock credited under the 2001 Nonemployee Director Compensation Plan and granted under the 1999 Stock Incentive Plan will be cancelled and converted into an amount of cash equal to the Merger Consideration per share of Company stock.

     Parent has obtained a debt financing commitment for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger Consideration and consummate the Merger.

     Consummation of the Merger is subject to receipt by Parent of the proceeds of the debt financing commitment and various other customary conditions, including, among others, (i) approval of the Merger by the Company’s stockholders, (ii) the absence of any law or regulation that prohibits the consummation of the Merger or governmental action seeking to make the Merger illegal or cause the Merger to be rescinded, (iii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and certain other antitrust waiting periods, (iv) subject to certain exceptions, receipt of any government consents and completion of any government filings required to permit the Merger and (v) the absence of any material adverse change with respect to the Company’s business. Each party’s obligation to close is also subject to the accuracy of representations and warranties of and compliance with covenants by the other party to the Merger Agreement, in each case, as set forth in the Merger Agreement. The parties expect to close the transaction by early 2007.

     The Merger Agreement includes customary representations, warranties and covenants of the parties. The covenants of the Company include, subject to certain exceptions, covenants to (i) recommend that its stockholders vote for the approval and adoption of the Merger Agreement and the Merger, (ii) hold a stockholders’ meeting for the purpose of voting on the adoption of the Merger Agreement, (iii) not withdraw its recommendation, approve an alternative business combination transaction or proposal, or approve or enter into an agreement for an alternative business combination transaction, (iv) not solicit, initiate or facilitate alternative business combination transaction proposals and (v) not engage in discussions or negotiations concerning or disclose nonpublic information in connection with alternative business combination transactions or proposals.

     The Merger Agreement contains certain termination rights of the Company and Parent and further provides that the Company will be required to pay Parent a termination fee of 3.5% of the aggregate Merger Consideration (plus reimbursement of Parent’s expenses in an amount not to exceed $1,500,000) under certain specified circumstances. Under certain other circumstances, the Company would be required to reimburse Parent’s expenses in an amount not to exceed $1,500,000.

     In connection with the Merger Agreement, the Chairman and Chief Executive Officer of the Company, James F. Lynch, JANA Piranha Master Fund, Ltd. and Private Equity Investors IV, L.P. have separately agreed to vote their shares, together representing approximately 19.9% of the outstanding common stock of the Company, in favor of the Merger (collectively, the “Voting Agreements”), subject to the terms and conditions of their respective voting agreements with Parent and Merger Sub. The Company is not a party to the Voting Agreements.

     The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

Rights Agreement

     On October 12, 2006, prior to execution of the Merger Agreement, the Board of Directors of the Company amended the Rights Agreement (the “Rights Amendment Resolution”) between the Company and First Chicago Trust Company of New York, the name of which has been changed to Computershare Trust Company, N.A., dated as of August 21, 1998 (the “Rights Agreement”), to permit execution of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger and execution of the Voting Agreements for the benefit of Parent, without triggering the separation of the stockholder rights from the shares with which they are associated or exercise of the stockholder rights or any other event under the Rights Agreement. In particular, none of Parent, Merger Sub and any other direct or indirect subsidiary of Parent shall be deemed to be an Acquiring Person by virtue of the execution and delivery of the Merger Agreement or the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement. In addition, pursuant to the Rights Amendment Resolution, the Rights will expire on consummation of the Merger.

     The Rights Amendment Resolution, which is filed as Exhibit 4.4, is incorporated by reference herein, and the foregoing description of the Rights Amendment Resolution is qualified in its entirety by reference to the Rights Amendment Resolution.

Incentive Bonus Program

     On October 12, 2006, the Board of Directors of the Company also approved an incentive bonus program under which certain employees of the Company and its subsidiaries who are determined to be key to consummating the Merger, including Messrs. Jorge Celaya and Robert Scott Moncrieff, two of the Company’s named executive officers, are eligible to receive discretionary incentive bonuses. These incentive bonuses will be paid at the time of the closing of the Merger, generally subject to the employee remaining employed on that date. The amounts of the incentive bonuses will be determined by the Board of Directors of the Company or its Compensation Committee in its discretion, with the target bonuses under the program ranging from 25% to 75% of the eligible employee’s annual base salary. A participant may receive less than his or her target bonus, depending on performance.

Cautionary Statements

     The Merger Agreement has been included as an exhibit to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations, warranties and covenants made by the parties in the Merger Agreement are qualified as described in the Merger Agreement. Representations and warranties may be used as a tool to allocate risks among the parties, including where the parties do not have complete knowledge of all facts. Investors are generally not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterization of the actual state of facts or condition of the Company, Parent or Merger Sub, or any of their respective affiliates.

Important Information for Investors and Stockholders

     The Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the proposed Merger. Investors and stockholders of the Company are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information about the proposed Merger. Investors and stockholders may obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by the Company are available free of charge by directing a request to Bill Sims, Vice President of Investor Relations, SITEL Corporation, 7277 World Communications Dr., Omaha, NE 68122. The final proxy statement will be mailed to stockholders of the Company.

     This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

     The Company and its directors and executive officers and other members of management and employees are participants in the solicitation of proxies from the stockholders of the Company in connection with the Merger. Information about the Company’s directors and executive officers is set forth in the Company’s proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the proxy statement relating to the proposed transactions, when they become available.

Cautionary Statement Regarding Forward-Looking Statements

     This document contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “may”, “can”, “believe”, “expect”, “project”, “intend”, “likely”, similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are subject to numerous risks and uncertainties. There are various important factors that could cause actual outcomes and results to differ materially from those in any such forward-looking statements. These factors include, but are not limited to, the following: failure to obtain the Company’s stockholder approval of the Merger; failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory approvals; failure to consummate or delay in consummating the Merger for other reasons; changes in laws or regulations; and changes in general economic conditions. The Company and Parent undertake no obligation (and expressly disclaim any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to the Company’s most recent Form 10-K, 10-Q and 8-K reports.

Section 3 – Securities and Trading Markets

     Item 3.03 Material Modification to Rights of Security Holders

     The information provided under “Section 1 – Registrant’s Business and Operations” is incorporated into this Item 3.03 by reference.

Section 9 – Financial Statements and Exhibits

     Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger dated as of October 12, 2006 among SITEL Corporation, ClientLogic Corporation and Stagecoach Acquisition Corporation (schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

Exhibit 4.4	Rights Amendment Resolution amending the Rights Agreement dated as of August 21, 1998 between SITEL Corporation and Computershare Trust Company, N.A.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEL CORPORATION

Date: October 18, 2006	By:	/s/ Teresa A. Beaufait

Name: Teresa A. Beaufait
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger dated as of October 12, 2006 among SITEL Corporation, ClientLogic Corporation and Stagecoach Acquisition Corporation (schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

Exhibit 4.4	Rights Amendment Resolution amending the Rights Agreement dated as of August 21, 1998 between SITEL Corporation and Computershare Trust Company, N.A.